Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 5,840
Domini Social Equity Fund - Class A Shares $ 352
Domini Social Equity Fund - Institutional Shares $ 5,504
Domini Social Equity Fund - Class R Shares $ 2,595

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.3590
Domini Social Equity Fund - Class A Shares $ 0.5257
Domini Social Equity Fund - Institutional Shares $ 0.5917
Domini Social Equity Fund - Class R Shares $ 0.5850

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 16,579
Domini Social Equity Fund - Class A Shares 1,000
Domini Social Equity Fund - Institutional Shares 9,137
Domini Social Equity Fund - Class R Shares 5,828

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $45.38
Domini Social Equity Fund - Class A Shares $10.54
Domini Social Equity Fund - Institutional Shares $25.95
Domini Social Equity Fund - Class R Shares $9.40

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 3,317
Domini Institutional Social Equity Fund – Class A Shares $ 453
Domini Institutional Social Equity Fund - Institutional Shares $ 932

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.1075
Domini Institutional Social Equity Fund – Class A Shares $ 0.1094
Domini Institutional Social Equity Fund - Institutional Shares $ 0.1525

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 39,738
Domini Institutional Social Equity Fund - Class A Shares 6,024
Domini Institutional Social Equity Fund - Institutional Shares 7,507

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $8.05
Domini Institutional Social Equity Fund - Class A Shares $8.45
Domini Institutional Social Equity Fund - Institutional Shares $8.07